UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 10, 2014

ENBRIDGE ENERGY PARTNERS, L.P.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-10934	39-1715850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 LOUISIANA, SUITE 3300, HOUSTON, TEXAS 77002

(Address of Principal Executive Offices) (Zip Code)

(713) 821-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

C. Gregory Harper has been appointed to the board of directors of Enbridge Energy Company, Inc. (EECI), the general partner of Enbridge Energy Partners, L.P. (EEP), and the board of directors of Enbridge Energy Management, L.L.C. (EEM), the delegee of EECI pursuant to which EEM manages the business and affairs of EEP. These appointments are effective January 30, 2014 and will increase the number of members of the board of directors of EECI to nine and the number of members of the board of directors of EEM to nine. Mr. Harper has not been appointed to any committees of either board of directors.

In connection with Mr. Harper’s role with EEM and its affiliates, we expect that Mr. Harper will enter into an employment agreement with an EEM affiliate. The details of the employment agreement have not been finally determined at this time.

In addition, effective upon employment, Mr. Harper will receive a grant of Restricted Stock Units pursuant to the Enbridge Inc. Restricted Stock Unit Plan, which grant will have a grant date value of $500,000 and will mature December 1, 2016. Furthermore, Mr. Harper will receive a one-time bonus of $370,000 in March of 2014 and additional bonuses of $63,000 on each of the first, second and third anniversaries of his date of hire, assuming continued employment on each such anniversary.

The above appointments are presented in the press release attached hereto as Exhibit 99.1. The press release is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any registrations statements filed under the Securities Act of 1933, as amended.

Effective on January 30, 2014, Mark A. Maki will become President of EECI, a position which will continue to be held by Terrance L. McGill until such date, and Principal Executive Officer of EECI. Mr. Maki will also be appointed as Principal Executive Officer of EEM effective on January 30, 2014.

Mark A. Maki, age 49, was appointed President of EEM and Senior Vice President of EECI and was elected as a director of both companies in October 2010. Mr. Maki is also a director and, until February 28, 2014, the Principal Executive Officer of Midcoast Holdings, L.L.C., the general partner of Midcoast Energy Partners, L.P. Mr. Maki previously served as Vice President—Finance of the EECI and EEM from July 2002. Prior to that time, Mr. Maki served as Controller of the EECI and EEM from June 2001.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit

99.1	Press release dated January 13, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENBRIDGE ENERGY PARTNERS, L.P. (Registrant)

	By:	Enbridge Energy Management, L.L.C.
as delegate of Enbridge Energy Company, Inc., its General Partner

Date: January 16, 2014	By:	/s/ CHRIS KAITSON
Chris Kaitson Vice President – Law & Assistant Secretary (Duly Authorized Officer)

Index of Exhibits

Exhibit Number	Description

99.1	Press release dated January 13, 2014